EXHIBIT 3.1

          CERTIFICATE OF INCORPORATION OF RESIDENTIAL FUNDING
                          MORTGAGE SECURITIES II, INC.

                          CERTIFICATE OF INCORPORATION

                                       OF

         RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

      The undersigned, a natural person of full age, for the purpose of forming a corporation under the General Corporation Law of Delaware, does hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

      The name of the corporation shall be Residential Funding Mortgage Securities II, Inc.

                                   ARTICLE II

      The registered office of this corporation is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                                   ARTICLE III

      The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The total number of shares of stock which this corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock with a par value of One Cent ($.01) per share.

                                    ARTICLE V

      The board of directors is authorized to make, alter or repeal the bylaws of the Corporation. Election of directors need not be by written ballot.

                                   ARTICLE VI

      The name and address of the incorporator are:

      Name           Address

      Lorna P. Gleason    4444 Fondell Drive, Edina, MN 55435

                                   ARTICLE VII

      The corporation is to have perpetual existence.

                                  ARTICLE VIII

      A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the stockholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Section 174 of the Delaware General Corporation Law, or liability based on the payment of an improper dividend, or
(iv) liability for any transaction form which the director derived an improper personal benefit.

      I, THE UNDERSIGNED, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of May, 1995.


                                    INCORPORATOR:


                                    /s/ Lorna P. Gleason
                                    ----------------------------------